Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

July 19, 2024

NCS Multistage Holdings, Inc.

19350 State Highway 249, Suite 600

Houston, Texas 77070

Ladies and Gentlemen:

We have acted as counsel to NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to, in each case as described in the Registration Statement, registering (A) the issuance, offering and sale by the Company from time to time of shares of the Company’s Common Stock, par value $0.01 per share (the “Primary Common Stock”), with an aggregate initial offering price of up to $200,000,000, and (B) the offering and sale by one or more stockholders of the Company named in the prospectus included in the Registration Statement (the “Selling Stockholders”) from time to time of up to 1,667,734 shares of the Company’s Common Stock, par value $0.01 per share (such shares of Common Stock, the “Secondary Common Stock,” and together with the Primary Common Stock, the “Securities”). Shares of the Secondary Common Stock are issued and outstanding as of the date hereof (the “Outstanding Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company incorporated by reference as Exhibit 4.1 to the Registration Statement; (ii) the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company incorporated by reference as Exhibit 4.2 of the Registration Statement (ii) the Amended and Restated Bylaws of the Company incorporated by reference as Exhibit 4.3 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

July 19, 2024 Page 2

We have also assumed that: (i) with respect to the issuance, offering and sale of shares of Primary Common Stock by the Company, the issuance (including the execution, delivery and performance thereof) and the terms of the Primary Common Stock and the terms of any offering and sale of shares of the Primary Common Stock have been duly authorized by the Company; (ii) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become, and remain, effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued, as contemplated by the Registration Statement; (iii) the Company has timely filed all necessary reports pursuant to the Securities and Exchange Act of 1934, which are incorporated into the Registration Statement by reference; (iv) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (v) all shares of Primary Common Stock will be issued, offered and sold and all Outstanding Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) in the case of the issuance, offering and sale of shares of Primary Common Stock by the Company, the Company has received the consideration therefore specified in any applicable definitive underwriting or similar agreement and that the consideration for such shares is at least equal to the par value of such shares of Primary Common Stock; (vii) if applicable, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, including in the case of the Secondary Common Stock, the Selling Stockholders; and (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that: (i) the Outstanding Shares are validly issued, fully paid and non-assessable and (ii) the shares of Primary Common Stock, when issued and sold as contemplated by the Registration Statement, will be, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Weil, Gotshal & Manges LLP